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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-3 of the reports of Deloitte & Touche LLP dated July 20, 1994, incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1994, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Seattle, Washington

September 18, 1995